Exhibit 99.8

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Amendment No. 3 to the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the class A exchangeable subordinate voting shares of Brookfield Renewable Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: June 20, 2023

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal and Regulatory

BAM PARTNERS TRUST, by its trustee, BAM CLASS B PARTNERS INC.

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Secretary

BROOKFIELD RENEWABLE POWER INC.

By:	/s/ Jennifer Mazin
	Name:	Jennifer Mazin
	Title:	General Counsel and Corporate Secretary

BROOKFIELD INVESTMENTS CORPORATION

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Senior Vice-President, General Counsel and Secretary

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary